UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2006

SKYE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identification No.)

7150 West Erie Street, Chandler, Arizona 85226

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 889-9999

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

By order dated February 24, 2006, the United States Bankruptcy Court for the District of Arizona dismissed, with prejudice, the Voluntary Petition filed by the registrant’s wholly-owned subsidiary, Envirotech Systems Worldwide, Inc. (“Envirotech”) seeking protection under Chapter 11 of the United States Bankruptcy Code. Envirotech had filed the Motion to Dismiss on October 7, 2005, after concluding that the best interests of its shareholders and creditors could best be served by dismissing the Petition.

Envirotech had been named as a Defendant in a lawsuit filed in the U.S. District Court for the Southern District of Texas, Houston, Texas (Civil Action No. H-02-4782, David Seitz and Microtherm, Inc., vs. Envirotech Systems Worldwide, Inc., et. al. (“Seitz Patent Suit”) The Seitz Patent Suit alleges that Envirotech has infringed upon patent rights of others and seeks damages and an order to cease and desist. The Seitz Patent Suit was stayed pending the disposition of the Chapter 11 Bankruptcy, but the bankruptcy Court lifted the statutory automatic stay of proceedings effective September 30, 2005. On December 5, 2005, the Court issued an injunction against Envirotech and its affiliated entities, including the registrant, enjoining them from further marketing, advertising or offering for sale, or accepting any orders for (i) the Envirotech ESI 2000 heater, (ii) any other heater, regardless of its model, using parts of the Model ESI 2000 heater, and (iii) any other heater, regardless of model number, utilizing in whole any part any technology embodied in the Model ESI 2000 heater.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.
February 24, 2006	By: /s/ Gregg C. Johnson Gregg C. Johnson, Secretary

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